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                                                                   Exhibit 99.1

                            AVIS BUDGET GROUP, INC.
                  *AND THE ISSUERS AND ADDITIONAL GUARANTORS

                           OFFER FOR ALL OUTSTANDING
                      FLOATING RATE SENIOR NOTES DUE 2014
                                IN EXCHANGE FOR
                      FLOATING RATE SENIOR NOTES DUE 2014
                       WHICH HAVE BEEN REGISTERED UNDER
         THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")

                           OFFER FOR ALL OUTSTANDING
                         7.625% SENIOR NOTES DUE 2014
                                IN EXCHANGE FOR
                         7.625% SENIOR NOTES DUE 2014
                       WHICH HAVE BEEN REGISTERED UNDER
                              THE SECURITIES ACT

                           OFFER FOR ALL OUTSTANDING
                          7.75% SENIOR NOTES DUE 2016
                                IN EXCHANGE FOR
                          7.75% SENIOR NOTES DUE 2016
                       WHICH HAVE BEEN REGISTERED UNDER
                              THE SECURITIES ACT

                                                                         , 2007
To our Clients:

   Enclosed for your consideration is a prospectus, dated           , 2007 (the
"Prospectus"), relating to the offer (the "Exchange Offer") of Avis Budget Car Rental, LLC ("Car Rental, LLC"), Avis Budget Finance, Inc. (together with Car Rental, LLC, the "Issuers"), and Avis Budget Group, Inc. ("Avis Budget Group") and certain subsidiaries of Avis Budget Group, as guarantors (together with Avis Budget Group and the Issuers, the "Avis Budget Parties") to exchange (i) up to $250,000,000 aggregate principal amount of the Issuers' Floating Rate Senior Notes due 2014 which have been registered under the Securities Act (individually a "Floating Rate Exchange Note" and collectively, the "Floating Rate Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding Floating Rate Senior Notes due 2014 (individually a "Floating Rate Restricted Note" and collectively, the "Floating Rate Restricted Notes") from the registered holders thereof, (ii) up to $375,000,000 aggregate principal amount of the Issuers' 7.625% Senior Notes due 2014 which have been registered under the Securities Act (individually a "7.625% Exchange Note" and collectively, the "7.625% Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding 7.625% Senior Notes due 2014 (individually a "7.625% Restricted Note" and collectively, the "7.625% Restricted Notes") from the registered holders thereof and (iii) up to $375,000,000 aggregate principal amount of the Issuers' 7.75% Senior Notes due 2016 which have been registered under the Securities Act (individually a "7.75% Exchange Note" and collectively, the "7.75% Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding 7.75% Senior Notes due 2016 (individually a "7.75% Restricted Note" and collectively, the "7.75% Restricted Notes") from the registered holders thereof, each upon the terms and subject to the conditions described in the Prospectus . We refer to the Floating Rate Restricted Notes, the 7.625% Restricted Notes and the 7.75% Restricted Notes collectively as the "Restricted Notes," to the Floating Rate Exchange Notes, the 7.625% Exchange Notes and the 7.75% Exchange Notes collectively as the "Exchange Notes," and to the Restricted Notes and the Exchange Notes collectively as the "Notes." The Exchange Offer is being made in order to satisfy certain obligations of the Avis Budget Parties contained in the Registration Rights Agreement, dated April 19, 2006, by and among the Avis Budget Parties and the initial purchasers referred to therein.

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   This material is being forwarded to you as the beneficial owner of the
Restricted Notes held by us for your account but not registered in your name. A tender of such Restricted Notes may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Restricted Notes by book-entry transfer of the Restricted Notes into the exchange agent's account at The Depository Trust Company.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the applicable Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2007 (the "Expiration Date") unless the Exchange Offer is extended by the Avis Budget Parties. Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

   Your attention is directed to the following:

    1. The Exchange Offer is for any and all of the Restricted Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

    3. Holders of Restricted Notes will not be obligated to pay any transfer taxes in connection with the tender of Restricted Notes in the Exchange Offer unless they instruct the Avis Budget Parties to register Exchange Notes in the name of, or request that Restricted Notes not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, holders of Restricted Notes will be responsible for the payment of any applicable transfer tax.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on
                 , 2007 unless the Exchange Offer is extended by the Avis Budget Parties.

   If you wish to have us tender your Restricted Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Avis Budget Parties with respect to the Restricted Notes.

   This will instruct you to tender the Restricted Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

   Please tender the Restricted Notes held by you for my account as indicated below:


[ ] Please tender the Floating Rate Restricted Notes held by you for my account as indicated below:

                                     AGGREGATE PRINCIPAL AMOUNT AT
                                     MATURITY OF RESTRICTED NOTES

                                Floating Rate Senior Notes due 2014: $

[ ] Please do not tender any Floating Rate Restricted Notes held by you for my account.

    Dated:       , 2007

    Signature(s):

    Print Name(s) here:

    Print Address(es):

    Area Code and Telephone Number(s):

    Tax Identification or Social Security Number(s):

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
[ ] Please tender the 7.625% Restricted Notes held by you for my account as indicated below:

                                 AGGREGATE PRINCIPAL AMOUNT AT
                                  MATURITY OF RESTRICTED NOTES

                                7.625% Senior Notes due 2014: $

[ ] Please do not tender any 7.625% Restricted Notes held by you for my account.

    Dated:       , 2007

    Signature(s):

    Print Name(s) here:

    Print Address(es):

    Area Code and Telephone Number(s):

    Tax Identification or Social Security Number(s):

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
[ ] Please tender the 7.75% Restricted Notes held by you for my account as indicated below:

                                 AGGREGATE PRINCIPAL AMOUNT AT
                                 MATURITY OF RESTRICTED NOTES

                                7.75% Senior Notes due 2016: $

[ ] Please do not tender any 7.75% Restricted Notes held by you for my account.

    Dated:       , 2007

    Signature(s):

    Print Name(s) here:

    Print Address(es):

    Area Code and Telephone Number(s):

    Tax Identification or Social Security Number(s):

   None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Restricted Notes held by us for your account.

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